Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Chatham Lodging Trust of our report dated March 4, 2010 relating to the financial statements of RLJ Billerica Hotel, LLC, RLJ Brentwood Hotel, LLC, RLJ Bloomington Hotel, LLC, RLJ Dallas Hotel Limited Partnership, RLJ Farmington Hotel, LLC, and RLJ Maitland Hotel, LLC (collectively the “Initial Acquisition Hotels”), which appears on page F-43 of Chatham Lodging Trust’s Registration Statement on Form S-11 (333-162889), which is incorporated by reference in Chatham Lodging Trust’s Current Report on Form 8-K dated April 28, 2010. We also consent to the incorporation by reference of our report dated October 19, 2010 relating to the financial statements of Holtsville Hotel Group, LLC which appears in Chatham Lodging Trust’s Current Report on Form 8-K dated October 20, 2010. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

McLean, Virginia

January 26, 2012